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                                                                Exhibit 99(d)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 July 17, 1995
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                               BIKERS DREAM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          California                0-15501                      33-0140149
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(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)              Identification No.)

1420 Village Way, Santa Ana, California                              92705
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (714) 835-8464


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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         KPMG Peat Marwick LLP was previously the principal accountants for HDL Communications (now known as Bikers Dream, Inc.). On July 17, 1995, that firm's appointment as principal accountants was terminated and Coopers & Lybrand LLP was engaged as principal accountants to audit the Registrant's financial statements for the current fiscal year. The decision to change accountants was recommended and approved by the Registrant's board of directors.

         In connection with the audits of the two fiscal years ended September 30, 1994, and the subsequent interim period through July 17, 1995, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit reports of KPMG Peat Marwick LLP on the financial statements of HDL Communications as of and for the years ended September 30, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick LLP is attached as Exhibit 16.1.

         The Registrant did not consult with Coopers & Lybrand LLP or any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding Registrant's financial statements, not did Registrant consult with Coopers & Lybrand LLP with respect to any accounting disagreement or any reportable event at any time prior to the appointment of such firm.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits

              16.1 Letter from KPMG Peat Marwick LLP, former principal accountant for the Registrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 28, 1995                    BIKERS DREAM, INC.

                                        By: /s/ DENNIS CAMPBELL
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                                            Dennis Campbell, President